U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934.

Date of Report: January 3, 2007

Commission File Number: 000-51578

CryoPort, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	88-0313393
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

451 Atlas Street Brea, California, 92821
(Address of principal executive offices)

Tel: (714) 256-6100 Fax: (714) 256-6110
(Issuer’s telephone number and fax number)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Item 8.01 Other Events.

On December 29, 2006, the Company entered into a non-binding Letter of Intent with VHS Group LLC, dba Commodity Sourcing Group (“CSG”) located in Detroit Michigan.

The letter of intent stipulates that the Company will be the exclusive supply source to CSG for cryogenic transport containers and that the Company will supply to CSG all of its requirements of such containers. The two parties are discussing business development opportunities that could potentially provide necessary capital funding.

Under the terms of the letter of intent, the Company shall retain ownership of the technological rights to its product line and will provide CSG exclusive rights through a licensing agreement and in return CSG will pay the Company a royalty.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.

CryoPort, Inc.

Date: January 3, 2006	By:	/s/ Peter Berry
Peter Berry,
Chief Executive Officer, President